Exhibit 10.1

AMENDMENT TO SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

AMENDMENT, dated as of May 8, 2007, to the SECOND AMENDED AND RESTATED RIGHTS AGREEMENT (the “Original Rights Agreement”) dated as of April 27, 2006 between Florida East Coast Industries, Inc., a Florida corporation (the “Company”), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”),

W I T N E S S E T H

WHEREAS, the Company is entering into an Agreement and Plan of Merger dated as of May 8, 2007, among the Company, Iron Horse Acquisition Holding LLC, a Delaware limited liability company and Iron Horse Acquisition Sub Inc., a Florida corporation (the “Merger Agreement”);

WHEREAS, the Company and the Rights Agent desire to amend the Original Rights Agreement as provided in this Amendment, and upon execution of this Amendment by each of the parties hereto, the Original Rights Agreement will be so amended;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Amendment to Definition of “Acquiring Person.” Section 1 of the Original Rights Agreement is hereby amended by adding at the end of the definition of “Acquiring Person” the following:

Notwithstanding the foregoing, neither Iron Horse Acquisition Holding LLC nor Iron Horse Acquisition Sub, Inc. or any of their respective Affiliates or Associates shall be an Acquiring Person.

Section 2. Amendment to Definition of “Final Expiration Date.” Section 1 of the Original Rights Agreement is hereby amended by replacing the definition of “Final Expiration Date” in its entirety with the following:

“Final Expiration Date” means the earlier of (1) the Effective Time (as defined in the Agreement and Plan of Merger, dated as of May 8, 2007, among the Company, Iron Horse Acquisition Holding LLC, a Delaware limited liability company and Iron Horse Acquisition Sub Inc., a Florida corporation), and (2) the close of business on October 10, 2010.

Section 3. Amendment to Definition of “Section 13 Event.” Section 1 of the Original Rights Agreement is hereby amended by adding immediately prior to the period at the end of the definition of “Section 13 Event” the following:

; provided that the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of May 8, 2007, among the Company, Iron Horse Acquisition Holding LLC, a Delaware limited liability company and Iron Horse Acquisition Sub Inc., a Florida corporation shall not be a Section 13 Event.

Section 4. Miscellaneous. Sections 27, 28, 31, 32, 33 and 34 of the Original Rights Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Heidi J. Eddins
Name: Title:	Heidi J. Eddins Executive Vice President, General Counsel and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herb Limmer
Name: Title:	Herb Limmer Vice President & General Counsel